Exhibit 16.1

SEALE and BEERS, CPAs

PCAOB REGISTERED AUDITORS

www.sealebeers.com

September 19, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated August 18, 2014 of Kopjaggers, Inc. to be filed with the Securities and Exchange Commission and, to the best of our knowledge, we agree with such statements.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

Seale and Beers, CPAs	PCAOB Registered Auditors
50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107	Phone: (888)727-8251 Fax: (888)782-2351